EXHIBIT 23.0
                      RECKSON OPERATING PARTNERSHIP, L. P.
                         CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in the Registration Statement Form S-3 (No. 333-67129) and in the related Prospectus of Reckson Operating Partnership L.P., of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of Reckson Operating Partnership L.P., included in this Annual Report Form 10-K for the year ended December 31, 2000.



                                                Ernst & Young, LLP




         New York, New York
         March 21, 2001